FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Income Fund

Series Number	6
Fund	Fidelity Total Bond Fund
Trade Date	02/23/11
Settle Date	03/10/11
Security Name	IL ST 5.665 03/01/18
CUSIP	452152HT1
Price	100.000
Transaction Value	$5,425,000.00
Security Name	IL ST 5.877 03/01/19
CUSIP	452152HU8
Price	100.000
Transaction Value	$5,295,000.00
Class Size	3,700,000,000
% of Offering	0.29%
Underwriter Purchased From	Morgan Stanley
Underwriting Members: (1)	Morgan Stanley
Underwriting Members: (2)	Goldman, Sach & Co.
Underwriting Members: (3)	Loop Capital Markets
Underwriting Members: (4)	Mesirow Financial, Inc.
Underwriting Members: (5)	William Blair & Company
Underwriting Members: (6)	BMO Capital Markets
Underwriting Members: (7)	Edward Jones
Underwriting Members: (8)	The Northern Trust Company
Underwriting Members: (9)	Estrada Hinojosa & Company, Inc.
Underwriting Members: (10)	Fidelity Capital Markets
Underwriting Members: (11)	George K. Baum & Company
Underwriting Members: (12)	RBC Capital Markets
Underwriting Members: (13)	Wells Fargo Bank, National Association